Exhibit 99.1

RiceBran Technologies Reports Full Year 2016 Financial Results

2016 USA segment revenue increased by 40% to $32.7 million

Scottsdale, Arizona – March 23, 2017 – RiceBran Technologies (NASDAQ: RIBT and RIBTW) (the “Company” or “RBT”), a global leader in the production and marketing of value added products derived from rice bran, announced today the Company’s financial results for the full year ended December 31, 2016.

Business Highlights

•	Implemented cost cutting initiatives, including employee headcount reductions and supply chain improvements, targeting a significant reduction in expenses beginning in Q1 2017.

•	Began a shift in sales focus in Q4 2016, targeting larger scale ingredient opportunities in the food and feed markets.

•	Completed reconfiguration of its Board of Directors in the second half of 2016 to add significant corporate governance and food industry operations experience.

•	Began management transition in the second half of 2016 with the appointment of Robert Smith as CEO and culminating with the hiring of Brent Rystrom as CFO in Q1 2017.

•
In February 2017, the Company completed an $8 million debt and equity financing, repaid $4.0 million of high interest debt, and restructured $6.3 million in subordinated debt that is expected to result in an annual cash interest savings of $500,000, net of OID recognition.

Q4 Financial Highlights

Revenues: Consolidated revenues for Q4 2016 were $10.0 million compared to $9.9 million in Q4 2015. During the Q4 2016 USA segment revenue increased by $1.6 million to $7.9 million, largely offset by a $1.5 million decline in Brazil segment revenue which totaled $2.1 million. Although Brazil segment revenue declined on a year over year basis, it increased by $1.5 million sequentially. This sequential improvement was a result of the resumption of rice bran oil production at its Irgovel subsidiary following a capital contribution of $1.5 million by RBT’s minority partner, enabling Irgovel’s management to negotiate various raw bran supply agreements for its operations.  The Company is encouraged by the improved sequential performance in Brazil but, remains committed to its strategy of providing no additional capital to support Brazil operations for the foreseeable future.

Gross Profit: Q4 2016 consolidated gross profit was $1.8 million compared to $2.7 million in Q4 2015, mainly due to a $725,000 quarter over quarter decline in gross profit at our Brazil segment. USA segment gross profit totaled $2.0 million in Q4 2016 compared to $2.2 million in Q4 2015. USA segment gross profit was negatively impacted by reserves for excess inventory of certain products and higher costs associated with the initial processing of our new organic derivative products. Brazil segment gross profit was ($202,419) in Q4 2016 compared to $522,625 in Q4 2015. The quarterly decline in gross profit in Brazil was due to inefficiencies associated with lower plant utilization rates for the majority of Q4 2016.

Operating Expenses: Q4 2016 consolidated operating expenses were $3.7 million compared to $3.2 million for the prior year. The increase is primarily attributable to additional legal fees related to debt renegotiations and severance expense related to the departure of the Company's former board member and CEO.

Net Loss: Q4 2016 consolidated net loss was ($1.4 million), consistent with a consolidated net loss of ($1.4 million) recorded in Q4 2015.

Full year Financial Highlights

Revenues: Full year 2016 consolidated revenues were $39.4 million compared to $39.9 million in 2015. Full year 2016 USA segment revenues increased by $9.3 million or 40% to reach $32.7 million. The revenue increase was broad based across food and feed. Improved USA segment performance was offset by a $9.9 million decline in full year Brazil Segment revenue which totaled $6.7 million in 2016 compared to $16.6 million in 2015. The decline in Brazil segment revenue was due to insufficient working capital, adverse weather, and competition for bran resulting in a significant decline in production volume.

Gross Profit: Full year 2016 consolidated gross profit was $8.0 million compared to $8.1 million in 2015, with gross profit margin remaining consistent at 20.2% in both periods. USA segment gross profit increased by 30.0%, reaching $9.6 million compared to $7.4 million in 2015.  USA segment gross profit percentage was 29.5%, a decline of 2.3 percentage points due to a 13 week bran supply disruption in Louisiana, increased contract manufacturing costs not yet fully passed on to customers, and inventory reserves.  Full year 2016 Brazil segment gross profit was ($1.7 million) compared to $0.7 million in 2015 due to insufficient working capital to support operations. As previously mentioned, performance in Brazil has improved sequentially in Q4 2017, but the outlook remains uncertain and management remains committed to its strategy of providing no additional capital to support those operations for the foreseeable future.

Operating Expenses: Consolidated operating expenses for the full year 2016 were $19.1 million compared to $14.3 million in 2015.  The increase in operating expenses in 2016 was primarily related to a $3.0 million impairment charge to goodwill related to the Company's Irgovel operations, a $1.1 million expense related to the 2016 proxy contest, and $0.7 million in severance expense.

Net Loss: The Company recorded a net loss attributable to common shareholders of $9.1 million for the full year 2016 compared to a loss attributable to common stockholders of $8.3 million in 2015. The Company's operations resulted in a loss of ($.97) per share in 2016 on 9.3 million weighted average shares outstanding compared to a loss of ($.90) per share on 9.2 million weighted average shares outstanding in 2015.

Adjusted EBITDA: For the full year 2016, the Company recorded a Consolidated Adjusted EBITDA loss of ($2.0 million) compared to an Adjusted EBITDA loss of ($1.2 million) in 2015. USA and Corporate segment Adjusted EBITDA improved to $789,000 compared to a loss of ($67,000) in 2015. The Company's Brazil segment recorded a 2016 Adjusted EBITDA loss of ($2.8 million) compared to a loss of ($1.1 million) in 2015. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into the Company's operating results (see reconciliation of non-GAAP measures below).

Additional information can be found in the Company's Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 23, 2017.

Robert Smith, CEO commented, “Our full year results reflect a strengthening performance in our core USA segment.  The results are also beginning to reflect the significant corporate evolution that has taken place at our Company in the second half of 2016 that continues to gain momentum as we move into 2017.  With a significantly strengthened corporate leadership team now fully in place and a much improved balance sheet resulting from our recent debt and equity refinancing in February 2017, we are now poised to fully unlock the vast potential of our proprietary technology and products.  We have implemented strategic initiatives to reduce costs while we build on a growing USA segment revenue base and look to expand into larger more profitable market opportunities. We are confident that this will enhance our operating leverage in the coming years to improve operating results.  As industry trends for products that are non-GMO, organic, gluten free and organic continue to move in our favor, we are positioning our company for large scale opportunities with CPG and specialty animal nutrition companies to accelerate future sales growth.  We believe the measures we have taken in 2016 and early in 2017, place our Company on the right track for success and will enable us to build significant future value for the benefit of our stockholders."

Conference Call

The Company will hold a conference call to discuss its 2016 full year results and financial guidance on March 23, 2017 at 4:30 PM EDT.  Call-in information is as follows:

•	Date: March 23, 2017

•	Time: 4:30 p.m. Eastern Daylight Savings Time

•	Direct Dial-in number for US/Canada: (201) 493-6780

•	Toll Free Dial-in number for US/Canada: (877) 407-3982

•	Dial-In number for international callers: (201) 493-6780

•	Participants will ask for the RiceBran Technologies 2016 Full Year Financial Results Call

This call is being webcast by ViaVid and can be accessed at http://public.viavid.com/index.php?id=123463.

The call will also be available for replay by accessing http://public.viavid.com/index.php?id=123463.

About RiceBran Technologies

RiceBran Technologies is a food and animal feed ingredient company focused on the procurement, bio-refining and marketing of numerous products derived from rice bran. RiceBran Technologies has proprietary and patented intellectual property that allows us to convert rice bran, one of the world's most underutilized food sources, into a number of highly nutritious food and feed ingredient products.  Our global target markets are food and feed manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran Technologies' expectations regarding financial performance, financial support of Brazil operations, cost reductions, product demand, and future growth. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties.  RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.  Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in this press release and in RiceBran Technologies' filings with the Securities and Exchange Commission, including its most recent periodic reports.

Investor Contact:
Ascendant Partners, LLC
Fred Sommer
(732) 410-9810
fred@ascendantpartnersllc.com

USE OF NON-GAAP FINANCIAL INFORMATION

We utilize “Adjusted EBITDA” as a supplemental measure in our ongoing analysis of short term and long term cash requirement and liquidity needs. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to EBITDA). Management uses Adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that Adjusted EBITDA provides a more accurate and informative indicator of our cash requirements.

The table below contains a reconciliation of net income (GAAP) and Adjusted EBITDA (Non-GAAP) for the three months ended December 31, 2016 and 2015 and the twelve months ended December 31, 2016 and 2015.  We do not provide a reconciliation of forward-looking net income (GAAP) to Adjusted EBITDA (non-GAAP).  Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods.  Any forward-looking Adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net income that are excluded from actual net income in the table below.

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the three months ended December 31, 2016 (in thousands)

	Corp. & USA	Brazil	Consolidated
Net loss	$(549)	$(897)	$(1,446)
Interest expense	998	456	1,454
Interest income	-	(6)	(6)
Income tax expense	41	-	41
Depreciation & amortization	506	275	781
Unadjusted EBITDA	$996	$(172)	$824
Add Back Other Items:
Change in fair value of derivative liabilities	(1,311)	-	(1,311)
Gain on resolution of Irgovel purchase litigation	-	-	-
Loss on extinguishment of debt	-	-	-
Foreign currency exchange, net	-	26	26
Other income/expense	(430)	(143)	(573)
Goodwill impairment	-	-	-
Severance payments	-	-	-
Proxy contest expense	(390)	-	(390)
Share-based compensation	656	-	656
CEO Employment Agreement Settlement	47	-	47
Other	95	-	95
Adjusted EBITDA	$(337)	$(289)	$(626)

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the three months ended December 31, 2015 (in thousands)

	Corp. & USA	Brazil	Consolidated
Net loss	$(823)	$(579)	$(1,402)
Interest expense	405	262	667
Interest income	-	(16)	(16)
Income tax benefit	(157)	-	(157)
Depreciation & amortization	658	209	867
Unadjusted EBITDA	$83	$(124)	$(41)
Add Back Other Items:
Change in fair value of derivative liabilities	210	-	210
Loss on extinguishment of debt	-	-	-
Foreign currency exchange, net	-	89	89
Other income/expense	1	161	162
Severance payments	-	-	-
Share-based compensation	217	13	230
Adjusted EBITDA	$511	$139	$650

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the twelve months ended December 31, 2016 (in thousands)

	Corp. & USA	Brazil	Consolidated
Net loss	$(2,915)	$(8,335)	$(11,250)
Interest expense	2,484	1,548	4,032
Interest income	-	(100)	(100)
Income tax expense	41	-	41
Depreciation & amortization	2,048	989	3,037
Unadjusted EBITDA	$1,658	$(5,898)	$(4,240)
Add Back Other Items:
Change in fair value of derivative liabilities	(1,625)	-	(1,625)
Gain on resolution of Irgovel purchase litigation	(1,598)	-	(1,598)
Loss on extinguishment of debt	-	-	-
Foreign currency exchange, net	-	(85)	(85)
Other income/expense	(562)	16	(546)
Goodwill impairment	-	3,024	3,024
Severance payments	-	153	153
Proxy contest expense	667	-	667
Share-based compensation	1,240	35	1,275
CEO Employment Agreement Settlement	747	-	747
Other	262	-	262
Adjusted EBITDA	$789	$(2,755)	$(1,966)

RiceBran Technologies
Adjusted EBITDA Reconciliation
For the twelve months ended December 31, 2015 (in thousands)

	Corp. & USA	Brazil	Consolidated
Net loss	$(5,387)	$(5,189)	$(10,576)
Interest expense	1,404	1,697	3,101
Interest income	-	(107)	(107)
Income tax benefit	(176)	-	(176)
Depreciation & amortization	2,538	1,525	4,063
Unadjusted EBITDA	$(1,621)	$(2,074)	$(3,695)
Add Back Other Items:
Change in fair value of derivative liabilities	(1,001)	-	(1,001)
Loss on extinguishment of debt	1,904	-	1,904
Foreign currency exchange, net	-	370	370
Other income/expense	(154)	363	209
Severance payments	-	180	180
Share-based compensation	805	53	858
Adjusted EBITDA	$(67)	$(1,108)	$(1,175)

RiceBran Technologies
Consolidated Balance Sheets
December 31, 2016 and 2015
(in thousands, except share amounts)
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$451	$1,070
Restricted cash	-	1,921
Accounts receivable, net of allowance for doubtful accounts of $491 and $512 (variable interest entity restricted $398 and $1,003)	2,085	2,169
Inventories	3,773	3,857
Operating taxes recoverable	6	809
Deposits and other current assets	1,213	895
Total current assets	7,528	10,721
Property and equipment, net (variable interest entity restricted $2,481 and $2,102)	18,933	18,328
Goodwill	790	3,258
Intangible assets, net	242	1,225
Operating taxes recoverable	1,241	-
Other long-term assets	111	103
Total assets	28,845	33,635

LIABILITIES, TEMPORARY EQUITY AND (DEFICIT) EQUITY
Current liabilities:
Accounts payable	3,710	2,514
Accrued salary, wages and benefits	3,828	2,325
Accrued expenses	3,945	4,789
Current maturities of debt (variable interest entity nonrecourse $6,816 and $2,750)	9,878	5,050
Total current liabilities	21,361	14,678
Long-term debt, less current portion (variable interest entity nonrecourse $0 and $3,553)	6,009	10,908
Derivative warrant liabilities	1,527	678
Deferred tax liability	29	34
Total liabilities	28,926	26,298

Commitments and contingencies

Temporary Equity
Preferred stock, Series F, convertible, 20,000,000 shares authorized, 3,000 convertible shares issued and outstanding at December 31, 2016	551	-
Redeemable noncontrolling interest in Nutra SA	-	69
Total temporary equity	551	69

(Deficit) Equity:
(Deficit) Equity attributable to RiceBran Technologies shareholders:
Common stock, no par value, 25,000,000 shares authorized, 10,790,351 and 9,537,415 shares issued and outstanding at December 31, 2016 and 2015, respectively	264,232	262,895
Accumulated deficit	(259,819)	(250,738)
Accumulated deficit attributable to noncontrolling interest in Nutra SA	(699)	-
Accumulated other comprehensive loss	(4,346)	(4,889)
Total (deficit) equity attributable to RiceBran Technologies shareholders	(632)	7,268
Total liabilities, temporary equity and (deficit) equity	$28,845	$33,635

RiceBran Technologies
Consolidated Statements of Operations
Years Ended December 31, 2016 and 2015
(in thousands, except share and per share amounts)

	2016	2015

Revenues	$39,405	$39,896
Cost of goods sold	31,436	31,826
Gross profit	7,969	8,070

Operating expenses:
Selling, general and administrative	14,808	12,567
Depreciation and amortization	1,268	1,779
Goodwill impairment	3,024	-
Total operating expenses	19,100	14,346

Loss from operations	(11,131)	(6,276)

Other income (expense):
Interest income	100	107
Interest expense - accreted	(639)	(455)
Interest expense - other	(3,393)	(2,646)
Change in fair value of derivative warrant liabilities	1,625	1,001
Gain on resolution of Irgovel purchase litigation	1,598	-
Foreign currency translation gain (loss)	85	(370)
Loss on extinguishment of debt	-	(1,904)
Other income (expense)	546	(209)
Total other expense	(78)	(4,476)

Loss before income taxes	(11,209)	(10,752)
Income tax (expense) benefit	(41)	176
Net loss	(11,250)	(10,576)
Net loss attributable to noncontrolling interest in Nutra SA	2,720	2,308
Net loss attributable to RiceBran Technologies shareholders	(8,530)	(8,268)
Dividends on preferred stock--beneficial conversion feature	(551)	-
Net loss attributable to RiceBran Technologies common shareholders	$(9,081)	$(8,268)

Loss per share attributable to RiceBran Technologies common shareholders
Basic	$(0.97)	$(0.90)
Diluted	$(0.97)	$(0.90)

Weighted average number of shares outstanding
Basic	9,338,370	9,187,983
Diluted	9,338,370	9,187,983